EXHIBIT 10.7
LOAN AGREEMENT
     This LOAN AGREEMENT dated as of November 1, 2001 (the “Agreement”), is executed by and between METROCORP, INC., a Delaware corporation (the “Borrower”), whose address is 1523 8th Street, East Moline, Illinois 61244, and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”), whose address is 135 South LaSalle Street, Chicago, Illinois 60603.
     In consideration of the mutual agreements hereinafter set forth, the Borrower and the Bank hereby agree as follows:
1. DEFINITIONS.
     1.1 Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.
          “Bankruptcy Code” shall mean the United States Bankruptcy Code, as now existing or hereafter amended.
          “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois.
          “Collateral” shall have the meaning set forth in Section 9.10. “Communication” shall have the meaning set forth in Section 11.16.
          “Default Rate” shall mean a per annum rate of interest equal to the Prime Rate plus 2% per annum.
          “Event of Default” shall mean any of the events or conditions set forth in Section 9 hereof.
          “GAAP” shall mean generally accepted accounting principles, using the accrual basis of accounting and consistently applied with prior periods, provided, however, that GAAP with respect to any interim financial statements or reports shall be deemed subject to fiscal year-end adjustments and footnotes made in accordance with GAAP.
          “Indemnified Party” and “Indemnified Parties” shall mean, respectively, each of the Bank and any parent corporations, affiliated corporations or subsidiaries of the Bank, and each of their respective officers, directors, employees, attorneys and agents, and all of such parties and entities.
          “Interest Period” shall mean, with regard to any LIBOR Loan, successive one, two, three or six month periods as selected from time to time by the Borrower by notice given to the Bank not less than three Business Days prior to the first day of each respective Interest Period; provided, however, that: (i) each such Interest Period occurring after the initial Interest Period of any LIBOR Loan shall commence on the day on which the preceding Interest Period for such LIBOR Loan expires, (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, then the last day of such Interest Period shall occur on the immediately preceding Business Day; (iii) whenever the first day of any Interest Period occurs on a day of a month for which there is no numerically corresponding day in the calendar month in which such Interest Period terminates, such Interest Period shall end on the last Business Day of such calendar month; (iv) if the

Loans are subject to a Mandatory Prepayment, the last Business Day of the then current Interest Period for all Loans which are LIBOR Loans must coincide with the date of the Mandatory Prepayment, and (v) the final Interest Period must be such that its expiration occurs on or before the Maturity Date.
          “Interest Rate” shall mean the Borrower’s from time to time option of (i) the Prime Rate, (ii) the LIBOR Rate.
          “Issuer” collectively, the “Issuers” shall mean Metrobank, N.A.; Farmers State Bank and Community Bank and their respective successors and assigns.
          “LIBOR” shall mean a rate of interest equal to the per annum rate of interest at which United States dollar deposits in an amount comparable to the amount of the relevant LIBOR Loan and for a period equal to the relevant Interest Period are offered generally to the Bank (rounded upward if necessary, to the nearest 1/16 of 1.00%) in the London Interbank Eurodollar market at 11:00 a.m. (London time) two Business Days prior to the commencement of each Interest Period less the maximum reserve percentages for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency liabilities, or as LIBOR is otherwise determined by the Bank in its sole and absolute discretion, such rate to remain fixed for such Interest Period. The Bank’s determination of LIBOR shall be conclusive, absent manifest error.
          “LIBOR Rate” shall mean a per annum rate of interest equal to LIBOR for the relevant Interest Period (rounded upward if necessary, to the nearest 1/16 of 1.00%) plus 200 basis points (2.00%), which LIBOR Rate shall remain fixed during such Interest Period and shall be applicable to all LIBOR Loans made during such Interest Period.
          “LIBOR Loan” or “LIBOR Loans” shall mean that portion, and collectively those portions, of the aggregate outstanding principal balance of the Loans that will bear interest at the LIBOR Rate.
          “Loans” shall mean, collectively, all Loans (whether Prime Loans or LIBOR Loans) made by the Bank to the Borrower, under and pursuant to this Agreement.
          “Loan Commitment” shall mean Ten Million and 00/100 Dollars ($10,000,000.00). “Loan Documents” shall have the meaning set forth in Section 3.1. “Mandatory Prepayment” shall have the meaning set forth in Section 2.1(c).
          “Maturity Date” shall mean October 31, 2002, unless extended by the Bank pursuant to any modification, extension or renewal note executed by the Borrower and accepted by the Bank in its sole and absolute discretion in substitution for the Revolving Note
          “Note” shall mean the Revolving Note described in Section 4.
          “Obligations” shall mean the Loans, as evidenced by the Note, all interest accrued thereon, any fees due the Bank hereunder, any expenses incurred by the Bank hereunder and any and all other liabilities and obligations of the Borrower (and of any partnership in which the Borrower is or may be a partner) to the Bank, howsoever created, arising or evidenced, and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, direct or indirect, absolute or contingent, and whether several, joint or joint and several, including, but not limited to, any interest rate agreements.
          “Obligor” shall mean the Borrower, any guarantor, accommodation endorser, third party pledgor, or any other party liable with respect to the Obligations.

          “Person” shall mean any individual, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.
          “Pledge Agreement” shall have the meaning set forth in Section 3.1(c).
          “Prime Loan” or “Prime Loans” shall mean that portion, and collectively, those portions of the aggregate outstanding principal balance of the Loans that will bear interest at the Prime Rate.
          “Prime Rate” shall mean the floating per annum rate of interest which at any time, and from time to time, shall be most recently announced by the Bank as its Prime Rate, which is not intended to be the Bank’s lowest or most favorable rate of interest at any one time. The effective date of any change in the Prime Rate shall for purposes hereof be the date the Prime Rate is changed by the Bank. The Bank shall not be obligated to give notice of any change in the Prime Rate.
          “Regulatory Change” shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or its lending office.
          “UCC” shall mean the Uniform Commercial Code in effect in Illinois from time to time.
     1.2 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to the Bank pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with GAAP as used in the preparation of the financial statements of the Borrower on the date of this Agreement. If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to the Bank hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of the Borrower will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, the Borrower will furnish financial statements in accordance with such changes but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by the Borrower’s accountants.
     1.3 Other Terms Defined in UCC. All other capitalized words and phrases used herein and not otherwise specifically defined shall have the respective meanings assigned to such terms in the UCC, as amended from time to time, to the extent the same are used or defined therein.
     1.4 Other Definitional Provisions; Construction. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word “Borrower” shall be so construed. The words “hereof”, “herein” and

“hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Article, Section, Subsection, Annex, Schedule, Exhibit and like references are references to this Agreement unless otherwise specified. An Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in accordance with Section 11.3 hereof. References in this Agreement to any party shall include such party’s successors and permitted assigns. References to any “Section” shall be a reference to such Section of this Agreement unless otherwise stated. To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Loan Agreement, the provisions of this Loan Agreement shall govern.
2. COMMITMENT OF THE BANK.
     2.1 Loans.
          (a) Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Borrower set forth herein and in the other Loan Documents, the Bank agrees to make such Loans at such times as the Borrower may from time to time request until, but not including, the Maturity Date, and in such amounts as the Borrower may from time to time request, provided, however, that the aggregate principal balance of all Loans outstanding at any time shall not exceed the Loan Commitment. Loans made by the Bank may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including the Maturity Date unless the Loans are otherwise terminated or extended as provided in this Agreement.
          (b) Loan Interest and Payments. Except as otherwise provided in this Section 2.1(b), the principal amount of the Loans outstanding from time to time shall bear interest at the Interest Rate. Accrued and unpaid interest on the unpaid principal balance of Prime Loans outstanding from time to time shall be due and payable quarterly, in arrears, commencing on January 31, 2002 and continuing on the 31st day of each April, July, October and January thereafter, and on the Maturity Date. Accrued and unpaid interest on the unpaid principal amount of LIBOR Loans outstanding from time to time shall be payable on the last Business Day of each Interest Period, or if a six-month Interest Period applies, then after three months and on the last Business Day of such Interest Period, commencing on the first such date to occur after the date hereof, on the date of any principal repayment of a LIBOR Loan and on the Maturity Date. Any amount of principal or interest on the Loans which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Default Rate.
          (c) Loan Principal Repayments.
     (i) Mandatory Principal Prepayments. All Loans hereunder shall be repaid by the Borrower on the Maturity Date, unless payable sooner pursuant to the provisions of this Agreement. If the Borrower chooses not to convert any Loan which is a LIBOR Loan to a Prime Loan as provided in Section 2.2(b) and Section 2.2(c), then such Loan shall be immediately due and payable on the last Business Day of the then existing Interest Period or on such earlier date as required by law, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower.
     (ii) Optional Prepayments. In addition to the Mandatory Prepayment, the Borrower may from time to time prepay the Loans which are Prime Loans, in whole or in part, without any prepayment penalty whatsoever, subject to the following conditions: (i) each partial prepayment shall be in an amount equal to $10,000.00 or a higher integral multiple of $5,000; and (ii) any prepayment of the entire principal balance of the Prime Loans shall include accrued interest on such Prime Loans to the date of such prepayment and payment in full of all other Obligations (other than the LIBOR Loans), then due and payable.
     2.2 Additional LIBOR Loan Provisions.
          (a) LIBOR Loan Prepayments. Notwithstanding anything to the contrary contained herein, the principal balance of any LIBOR Loan may not be prepaid in whole or in part at any time. If, for any reason, a LIBOR Loan is paid prior to the last Business Day of any Interest Period, the Borrower agrees to indemnify the Bank against any loss (including any loss on redeployment of the funds repaid), cost or expense incurred by the Bank as a result of such prepayment.
          (b) LIBOR Unavailability. If the Bank determines in good faith (which determination shall be conclusive, absent manifest error) prior to the commencement of any Interest Period that (i) United States dollar deposits of sufficient amount and maturity for funding any LIBOR Loan are not available to the Bank in the London Interbank Eurodollar market in the ordinary course of business, or (ii) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the relevant LIBOR Loan, the Bank shall promptly notify the Borrower thereof and, so long as the foregoing conditions continue, Loans may not be advanced as a LIBOR Loan thereafter. In addition, at the Borrower’s option, each existing LIBOR Loan shall be immediately (i) converted to a Prime Loan on the last Business Day of the then existing Interest Period, or (ii) due and payable on the last Business Day of the then existing Interest Period, without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower.
          (c) Regulatory Change. In addition, if, after the date hereof, a Regulatory Change shall, in the reasonable determination of the Bank, make it unlawful for the Bank to make or maintain the LIBOR Loans, then the Bank shall promptly notify the Borrower and Loans may not be advanced as a LIBOR Loan thereafter. In addition, at the Borrower’s option, each existing LIBOR Loan shall be immediately (i) converted to a Prime Loan on the last Business Day of the then existing Interest Period or on such earlier date as required by law, or (ii) due and payable on the last Business Day of the then existing Interest Period or on such earlier date as required by law, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower.
          (d) LIBOR Loan Indemnity. If any Regulatory Change (whether or not having the force of law) shall (a) impose, modify or deem applicable any’ assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, the Bank; (b) subject the Bank or any LIBOR Loan to any tax, duty, charge, stamp tax or fee or change the basis of taxation of payments to the Bank of principal or interest due from the Borrower to the Bank hereunder (other than a change in the taxation of the overall net income of the Bank); or (c) impose on the Bank any other condition regarding such LIBOR Loan or the Bank’s funding thereof, and the Bank shall determine (which determination shall be conclusive, absent manifest error) that the result of the foregoing is to increase the cost to the Bank of making or maintaining such LIBOR Loan or to reduce the amount of principal or interest received by the Bank hereunder, then the Borrower shall pay to the Bank, on demand, such additional amounts as the Bank shall, from time to time, determine are sufficient to compensate and indemnify the Bank for such increased cost or reduced amount.
     2.4 Interest Computation; Collection of Funds. Except as otherwise set forth herein, all interest shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. Principal payments submitted in funds not immediately available shall continue to bear interest until collected. If any payment to be made by the Borrower hereunder or under the Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.
3. CONDITIONS OF BORROWING.
     Notwithstanding any other provision of this Agreement, the Bank shall not be required to disburse or make all or any portion of the Loans if any of the following conditions shall have occurred.
     3.1 Loan Documents. The Borrower shall have failed to execute and deliver to the Bank any of the following Loan Documents (collectively, the “Loan Documents”), all of which must be satisfactory to the Bank and the Bank’s counsel in form, substance and execution:
          (a) Loan Agreement. One copy of this Agreement duly executed by the Borrower.
          (b) Revolving Note. A Revolving Note duly executed by the Borrower, in the form attached hereto as Exhibit “A”.
          (c) Pledge Agreement. A Stock Pledge Agreement duly executed by the Borrower, in the form attached hereto as Exhibit “B” (the “Pledge Agreement”).
          (d) Collateral. Stock certificates and related stock powers as required under the Pledge Agreement.
          (e) Resolutions. Resolutions of the board of directors and/or shareholders of the Borrower authorizing the execution of this Agreement and the Loan Documents.
          (f) Additional Documents. Such other certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other documents which are provided for hereunder or which the Bank shall require.
     3.2 Event of Default. Any Event of Default, or any event which, with notice or lapse of time, or both would constitute an Event of Default, shall have occurred and be continuing.
     3.3 Adverse Changes. An adverse change in the financial condition or affairs of the Borrower, as determined in the Bank’s sole and complete discretion, shall have occurred.
     3.4 Litigation. Any litigation or governmental proceeding shall have been instituted against the Borrower or any of its officers or shareholders which in the discretion of the Bank, reasonably exercised, adversely affects the financial condition or continued operation of the Borrower.
     3.5 Representations and Warranties. Any representation or warranty of the Borrower contained herein or in any Loan Document shall be untrue or incorrect as of the date of any Loan as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.
4. NOTE EVIDENCING LOANS.
     The Loans shall be evidenced by a single Revolving Note (together with any and all renewal, extension, modification or replacement notes executed by the Borrower and delivered to the Bank and given in substitution therefor, the “Revolving Note”) in the form of Exhibit “A” attached hereto, duly executed by the Borrower and payable to the order of the Bank. At the time of the initial disbursement of a Loan and at each time an additional Loan shall be requested hereunder or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of the Bank. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (i) the principal amount of the Loans advanced hereunder, (ii) any unpaid interest owing on the Loans, and (iii) all amounts repaid on the Loans. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of the Borrower under the Revolving Note to repay the principal amount of the Loans, together with all interest accruing thereon.
5. MANNER OF BORROWING.
     Each Loan shall be made available to the Borrower upon its request, from any Person whose authority to so act has not been revoked by the Borrower in writing previously received by the Bank. Each Loan may be advanced either as a Prime Loan or a LIBOR Loan. A request for a Prime Loan must be received by no later than 11:00 a.m. Chicago, Illinois time, on the day it is to be funded. A request for a LIBOR Loan must be received by no later than 11:00 a.m. Chicago, Illinois time, three days before the day it is to be funded. If for any reason the Borrower shall fail to select timely an Interest Period for an existing LIBOR Loan, then such LIBOR Loan shall be immediately converted to a Prime Loan on the last Business Day of the then existing Interest Period, all without demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower. The proceeds of each Prime Loan or LIBOR Loan shall be made available at the office of the Bank by credit to the account of the Borrower or by other means requested by the Borrower and acceptable to the Bank.
     The Bank is authorized to rely on any written, verbal, electronic, telephonic or telecopy loan requests which the Bank believes in its good faith judgment to emanate from a properly authorized representative of the Borrower, whether or not that is in fact the case. The Borrower does hereby irrevocably confirm, ratify and approve all such advances by the Bank and does hereby indemnify the Bank against losses and expenses (including court costs, attorneys’ and paralegals’ fees) and shall hold the Bank harmless with respect thereto.
6. REPRESENTATIONS AND WARRANTIES.
     To induce the Bank to make the Loans, the Borrower makes the following representations and warranties to the Bank, each of which shall be true and correct as of the date of the execution and delivery of this Agreement, and which shall survive the execution and delivery of this Agreement:
     6.1 Borrower Organization and Name. The Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with full and adequate corporate power to carry on and conduct its business as presently conducted. The Borrower is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing. The exact legal name of the Borrower is as set forth in the first paragraph of this Agreement, and the Borrower currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name.
     6.2 Authorization: Validity. The Borrower has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the Loan Documents. The execution and delivery of this Agreement and the Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles of incorporation or bylaws of the Borrower. All necessary and appropriate corporate action has been taken on the part of the Borrower to authorize the execution and delivery of this Agreement and the Loan Documents. This Agreement and the Loan Documents are valid and binding agreements and contracts of the Borrower in accordance with their respective terms.

     6.3 Compliance With Laws. The nature and transaction of the Borrower’s business and operations and the use of its properties and assets, including, but not limited to, the Collateral or any real estate owned or occupied by the Borrower, do not and during the term of the Loans shall not, violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind or nature.
     6.4 Absence of Breach. The execution, delivery and performance of this Agreement, the Loan Documents and any other documents or instruments to be executed and delivered by the Borrower in connection with the Loans shall not: (i) violate any provisions of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, or (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which the Borrower is a party or by which the Borrower or any of its property or assets may be bound.
     6.5 Financial Statements. All financial statements submitted to the Bank have been prepared in accordance with GAAP on a basis, except as otherwise noted therein, consistent with the previous fiscal year and truly and accurately reflect the financial condition of the Borrower and the results of the operations for the Borrower as of such date and for the periods indicated. Since the date of the most recent financial statement submitted by the Borrower to the Bank, there has been no material adverse change in the financial condition or in the assets or liabilities of the Borrower, or any changes except those occurring in the ordinary course of business.
     6.6 Litigation and Taxes. There is no litigation, demand, charge, claim, petition or governmental investigation or proceeding pending, or threatened, against the Borrower, which, if adversely determined, would result in any material adverse change in the financial condition or properties, business or operations of the Borrower. The Borrower has duly filed all applicable income or other tax returns and has paid all income or other taxes when due. There is no controversy or objection pending, or threatened in respect of any tax returns of the Borrower.
     6.7 Event of Default. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under this Agreement or any of the Loan Documents and the Borrower is not in default (without regard to grace or cure periods) under any contract or agreement to which it is a party.
     6.8 Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which (a) could adversely affect the validity or priority of the Liens granted to the Bank under the Loan Documents, (b) could materially adversely affect the ability of the Borrower to perform its obligations under the Loan Documents, (c) would constitute a default under any of the Loan Documents, or (d) would constitute such a default with the giving of notice or lapse of time or both.
     6.9 Compliance with Regulation U. No portion of the proceeds of the Loans shall be used by the Borrower, or any affiliates of the Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System.
     6.10 Complete Information. This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to the Bank in connection with or in furtherance of this Agreement by or on behalf of the Borrower fully and fairly state the matters with which they purport to deal, and neither misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

7. NEGATIVE COVENANTS.
     7.1 Transfer; Merger. The Borrower shall not, either directly or indirectly, merge, consolidate, sell, transfer, license, lease, encumber or otherwise dispose of all or any part of its property or business or all or any substantial part of its assets except as necessary to complete the acquisition and merger of Farmers State Bank and Community Bank on or about November 1, 2001, as described in writing to the Bank.
     7.2 Change of Legal Status. The Borrower shall not change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure.
8. AFFIRMATIVE COVENANTS.
     8.1 Compliance with Bank Regulatory Requirements. Upon demand by the Bank, the Borrower shall reimburse the Bank for the Bank’s additional costs and/or reductions in the amount of principal or interest received or receivable by the Bank if at any time after the date of this Agreement any law, treaty or regulation or any change in any law, treaty or regulation or the interpretation thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or the Loans, whether or not having the force of law, shall impose, modify or deem applicable any reserve (except reserve requirements taken into account in calculating the Interest Rate and/or special deposit requirement against or in respect of assets held by or deposits in or for the account of the Loans by the Bank or impose on the Bank any other condition with respect to this Agreement or the Loans, the result of which is to either increase the cost to the Bank of making or maintaining the Loans or to reduce the amount of principal or interest received or receivable by the Bank with respect to such Loans. Said additional costs and/or reductions will be those which directly result from the imposition of such requirement or condition on the making or maintaining of such Loans. All Loans shall be deemed to be match funded for the purposes of the Bank’s determination in the previous sentence. Notwithstanding the foregoing, the Borrower shall not be required to pay any such additional costs which could be avoided by the Bank with the exercise of reasonable conduct and diligence.
     8.2 Financial Statements. The Borrower shall at all times maintain a standard and modem system of accounting, on the accrual basis of accounting and in all respects in accordance with GAAP, and shall furnish to the Bank or its authorized representatives such information regarding the business affairs, operations and financial condition of the Borrower, including, but not limited to:
          (a) as soon as available, and in any event, within ninety (90) days after the close of each of its fiscal years, a copy of the annual audited financial statements of the Borrower, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended and such other information (including nonfinancial information) as the Bank may request, in reasonable detail, prepared and certified by an independent certified public accountant acceptable to the Bank, containing an unqualified opinion; and
          (b) as soon as available, and in any event, within thirty (30) days following the end of each fiscal quarter, a copy of the financial statements of the Borrower regarding such fiscal quarter, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal quarter then ended and such other information (including nonfinancial information) as the Bank may request, in reasonable detail, prepared and certified as accurate by the Borrower.
     No change with respect to such accounting principles shall be made by the Borrower without giving prior notification to the Bank. The Borrower represents and warrants to the Bank that the financial statements delivered to the Bank at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of the Borrower. The Bank shall have the right at all times during business hours to inspect the books and records of the Borrower and make extracts therefrom. The Borrower agrees to advise the Bank immediately of any adverse change in the financial condition, the operations or any other status of the Borrower.
     8.3 Supplemental Financial Statements. The Borrower shall immediately upon receipt thereof, provide to the Bank copies of interim and supplemental reports if any, submitted to the Borrower by independent accountants in connection with any interim audit or review of the books of the Borrower.
     8.4 Notice of Proceedings. The Borrower shall, immediately after knowledge thereof shall have come to the attention of any officer of the Borrower, give written notice to the Bank of all threatened or pending actions, suits, and proceedings before any court or governmental department, commission, board or other administrative agency which may have a material effect on the business, property or operations of the Borrower.
     8.5 Notice of Default. The Borrower shall, immediately after the commencement thereof, give notice to the Bank in writing of the occurrence of an Event of Default or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder.
9. EVENTS OF DEFAULT.
     The Borrower, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”).
     9.1 Nonpayment of Obligations. Any amount due and owing on the Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid when due.
     9.2 Misrepresentation. Any oral or written warranty, representation, certificate or statement in this Agreement, the Loan Documents or any other agreement with the Bank shall be false when made or at any time.
     9.3 Nonperformance. Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement, or in the Loan Documents or any other agreement with the Bank.
     9.4 Default under Loan Documents. A default under any of the other Loan Documents, all of which covenants, conditions and agreements contained therein are hereby incorporated in this Agreement by express reference, shall be and constitute an Event of Default under this Agreement and any other of the Obligations.
     9.5 Default under Other Agreements. Any default in the payment of principal, interest or any other sum for any other obligation beyond any period of grace provided with respect thereto or in the performance of any other term, condition or covenant contained in any agreement (including, but not limited to any capital or operating lease or any agreement in connection with the deferred purchase price of property) under which any such obligation is created, the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation to become due prior to its stated maturity or terminate such other agreement.

     9.6 Assignment for Creditors. The Issuer or any Obligor makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of the Issuer or any Obligor is applied for or appointed, and in the case of such trustee being appointed in a proceeding brought against such Issuer or Obligor, the Issuer or the Obligor, by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within thirty (30) days after the date of such appointment.
     9.7 Bankruptcy. Any proceeding involving the Issuer or any Obligor, is commenced by or against such Issuer or Obligor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such proceeding being instituted against such Issuer or Obligor, (i) the Issuer or such Obligor, by any action or failure to act indicates its approval of, consent to or acquiescence therein, or (ii) an order shall be entered approving the petition in such proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within thirty (30) days after the entry thereof.
     9.8 Judgments. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any lien against any Obligor which is not fully covered by insurance and which judgment or other process would have a material adverse effect on the ability of the Borrower or any Obligor to perform under this Agreement or under any other agreement between such Obligor and the Bank and such judgment or other process shall not have been, within thirty (30) days from the entry thereof, (i) bonded over to the satisfaction of the Bank and appealed, (ii) vacated, or (iii) discharged.
     9.9 Change in Control. Any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of the Borrower (other than the issuance of $10,000,000 in trust preferred shares on or about November 1, 2001), which results in any change in the identity of the individuals or entities previously in control of the Borrower or the grant of a security interest in any ownership interest of any Person, directly or indirectly controlling the Borrower, which could result in a change in the identity of the individuals or entities previously in control of the Borrower. For the purpose hereof, the terms “control” or “controlling” shall mean the possession of the power to direct, or cause the direction of, the management and policies of the Borrower by contract or voting of securities.
     9.10 Collateral Impairment. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any lien against, any of the collateral under the Pledge Agreement or any collateral under any other security agreement securing any of the Obligations (the “Collateral”), or any material decline or depreciation in the value or market price of the Collateral (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of the Bank acting in good faith, to become unsatisfactory as to value or character, or which causes the Bank to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence.
     9.11 Adverse Event. The occurrence of any adverse event which causes a change in the financial condition of the Borrower, or which would have a material adverse effect on the business of the Borrower.
     9.12 Adverse Financial Change. The determination by the Bank that an adverse change has occurred in the financial condition of the Borrower from the condition set forth in the most recent financial statement of the Borrower furnished to the Bank, or from the financial condition of the Borrower most recently disclosed to the Bank in any manner.
     9.13 Insecurity. The Bank in good faith believes that it is insecure.

10. REMEDIES.
     Upon the occurrence of an Event of Default, the Bank shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, the Bank may, at its option upon the occurrence of an Event of Default, declare its commitments to the Borrower to be terminated and all Obligations to be immediately due and payable, provided, however, that upon the occurrence of an Event of Default under either Section 9.6, “Assignment for Creditors”, or Section 9.7, “Bankruptcy”, all commitments of the Bank to the Borrower shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of the Bank. The Borrower hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Bank’s rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary. In addition to the foregoing:
     10.1 Security Interest. The Bank may, without notice, demand or legal process of any kind exercise any or all of its rights to the Collateral or otherwise under the Pledge Agreement.
     10.2 UCC and Offset Rights. The Bank may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly. granted in this Agreement, the Pledge Agreement or in any other agreements between any Obligor and the Bank, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys’ and paralegals’ fees, and in such order of application as the Bank may, from time to time, elect, any indebtedness of the Bank to any Obligor, however created or arising, including, but not limited to, balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to the Bank. The Borrower, on behalf of itself and each Obligor, hereby waives the benefit of any law that would otherwise restrict or limit the Bank in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from the Bank to any Obligor.
     10.3 No Waiver. No Event of Default shall be waived by the Bank except in writing. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of the Bank to exercise any remedy available to the Bank in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. The Borrower agrees that in the event that the Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement or any other agreements with the Bank, no remedy of law will provide adequate relief to the Bank, and further agrees that the Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
11. MISCELLANEOUS.
     11.1 Obligations Absolute. None of the following shall affect the Obligations of the Borrower to the Bank under this Agreement or the Bank’s rights with respect to the Collateral:
          (a) acceptance or retention by the Bank of other property or any interest in property as security for the Obligations;

          (b) release by the Bank of all or any part of the Collateral or of any party liable with respect to the Obligations;
          (c) release, extension, renewal, modification or substitution by the Bank of the Note, or any note evidencing any of the Obligations, or the compromise of the liability of any guarantor of the Obligations; or
          (d) failure of the Bank to resort to any other security or to pursue the Borrower or any other Obligor liable for any of the Obligations before resorting to remedies against the Collateral.
     11.2 Entire Agreement. This Agreement (i) is valid, binding and enforceable against the Borrower and the Bank in accordance with its provisions and no conditions exist as to its legal effectiveness; (ii) constitutes the entire agreement between the parties; and (iii) is the final expression of the intentions of the Borrower and the Bank. No promises, either expressed or implied, exist between the Borrower and the Bank, unless contained herein. This Agreement supersedes all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.
     11.3 Amendments; Waivers. No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of the Loan Documents, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only for the specific purpose for which given.
     11.4 WAIVER OF DEFENSES. THE BORROWER, ON BEHALF OF ITSELF AND ANY OTHER OBLIGORS OF ANY OF THE OBLIGATIONS, WANES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE BANK IN ENFORCING THIS AGREEMENT: THE BORROWER WAIVES ANY IMPLIED COVENANT OF GOOD FAITH AND RATIFIES AND CONFIRMS WHATEVER THE BANK MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.
     11.5 WAIVER OF JURY TRIAL. THE BANK AND THE BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BANK AND THE BORROWER ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.
     11.6 LITIGATION. TO INDUCE THE BANK TO MAKE THE LOANS, THE BORROWER IRREVOCABLY AGREES THAT ALL ACTIONS ARISING, DIRECTLY OR INDIRECTLY, AS A RESULT OR CONSEQUENCE OF THIS AGREEMENT, THE NOTE, ANY OTHER AGREEMENT WITH THE BANK OR THE COLLATERAL, SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING THEIR SITUS IN THE CITY OF CHICAGO, ILLINOIS. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID CITY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. THE BORROWER

HEREBY WANES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE BORROWER AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.
     11.7 Assignability. The Bank may at any time assign the Bank’s rights in this Agreement, the Note, the Pledge Agreement, the Obligations, or any part thereof and transfer the Bank’s rights in any or all of the Collateral, and the Bank thereafter shall be relieved from all liability with respect to such Collateral. In addition, the Bank may at any time sell one or more participation in the Loans. The Borrower may not sell or assign this Agreement, or any other agreement with the Bank or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Bank. This Agreement shall be binding upon the Bank and the Borrower and their respective legal representatives and successors. All references herein to the Borrower shall be deemed to include any successors, whether immediate or remote.
     11.8 Governing Law. This Agreement, the Loan Documents and the Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Illinois (but giving effect to federal laws applicable to national banks), and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.
     11.9 Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
     11.10 Survival of Borrower Representations. All covenants, agreements, representations and warranties made by the Borrower herein shall, notwithstanding any investigation by the Bank, be deemed material and relied upon by the Bank and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of the Notes, and shall be deemed to be continuing representations and warranties until such time as the Borrower has fulfilled all of its Obligations to the Bank, and the Bank has been paid in fall. The Bank, in extending financial accommodations to the Borrower, is expressly acting and relying on the aforesaid representations and warranties.
     11.11 Extensions of Bank’s Commitment and Note. This Agreement shall secure and govern the terms of any extensions or renewals of the Bank’s commitment hereunder and the Note pursuant to the execution of any modification, extension or renewal note executed by the Borrower and accepted by the Bank in its sole and absolute discretion in substitution for the Note.
     11.12 Time of Essence. Time is of the essence in making payments of all amounts due the Bank under this Agreement and in the performance and observance by the Borrower of each covenant, agreement, provision and term of this Agreement.
     11.13 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
     11.14 Facsimile Signatures. The Bank is hereby authorized to rely upon and accept as an original any Loan Documents or other communication which is sent to the Bank by facsimile, telegraphic or other electronic transmission (each, a “Communication”) which the Bank in good faith believes has been signed by Borrower and has been delivered to the Bank by a properly authorized representative of the Borrower, whether or not that is in fact the case. Notwithstanding the foregoing, the Bank shall not be obligated to accept any such Communication as an original and may in any instance require that an original document be submitted to the Bank in lieu of, or in addition to, any such Communication.
     11.15 Notices. Except as otherwise provided herein, the Borrower waives all notices and demands in connection with the enforcement of the Bank’s rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be in writing, sent by certified or registered mail, postage prepaid, by facsimile, telegram or delivered in person, and addressed as follows:

If to the Borrower:	Metrocorp, Inc.
1523 8th Street
East Moline, Illinois 61244-2116
Attention: Gary Andersen

If to the Bank:	LaSalle Bank National Association
135 South La Salle Street
Chicago, Illinois 60603
Attention: Delmar Rogers, Jr.
or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
     11.16 Indemnification. The Borrower agrees to defend (with counsel satisfactory to the Bank), protect, indemnify and hold harmless each Indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party thereto, which shall also include, without limitation, attorneys’ fees and time charges of attorneys who may be employees of the Bank, any parent corporation or affiliated corporation of the Bank), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, environmental laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including, but not limited to, the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans, the enforcement of the Bank’s rights and remedies under this Agreement, the Loan Documents, the Note, any other instruments and documents delivered hereunder, or under any other agreement between the Borrower and the Bank; provided, however, that the Borrower shall not have any obligations hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by the Borrower, be added to the Obligations of the Borrower and be secured by the Collateral. The provisions of this Section 11.16 shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

     IN WITNESS WHEREOF, the Borrower and the Bank have executed this Loan Agreement as of the date first above written.

METROCORP, INC., a Delaware corporation
ATTEST:

/s/ Jay Van Paemel, Secretary	/s/ Gary D. Andersen, President

Agreed and accepted:

LASALLE BANK NATIONAL ASSOCIATION, a national banking association

/s/ Delmar Rogers, Jr., First VP

FIRST AMENDMENT TO LOAN AGREEMENT
     This FIRST AMENDMENT TO LOAN AGREEMENT dated as of November 30, 2001 (the “First Amendment”), is entered into by and between METROCORP, INC., a Delaware corporation (the “Borrower”), whose address is 1523 8th Street, East Moline, Illinois 61244 and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Bank’’), whose address is 135 South LaSalle Street, Chicago, Illinois 60603.
RECITALS:
     A. The Borrower and the Bank entered into that certain Loan Agreement dated as of November 1, 2001 (the “Loan Agreement”), pursuant to which Loan Agreement the Bank has made a Revolving Loan to the Borrower evidenced by that certain Revolving Note dated as of November 1, 2001 in the maximum principal amount of Ten Million and 00/100 Dollars ($10,000,000.00), executed by the Borrower and made payable to the order of the Bank (the “Revolving Note”).
     B. At the present time the Borrower requests, and the Bank is agreeable to an extension of the Maturity Date, the making of certain principal installments and the observation of certain covenants, pursuant to and conditioned on the terms and conditions hereinafter set forth.
     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:
AGREEMENTS:
     1. RECITALS. The foregoing Recitals are hereby made a part of this First Amendment.
     2. DEFINITIONS. Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Loan Agreement.
     3. AMENDMENTS TO THE LOAN AGREEMENT.
          3.1 Fixed Rate Definitions. The following definitions shall be added to Section 1.1 of the Loan Agreement:
“Adjusted Rate’ shall mean a rate per annum equal to the sum of (A) an amount determined by the Bank, in its sole discretion, based upon the spread on the then current swap rate as reported on Bloomberg’s Financial Market’s Commodities News for a period as requested by the Borrower not to exceed five (5) years (the “Applicable Period”), and (B) two percent (2.00%). Such interest rate shall be based upon the Adjusted Rate in effect three (3) Business Days prior to the first date of the Applicable Period.
‘Adjusted-Rate Loan’ or ‘Adjusted-Rate Loans’ shall mean that portion, and collectively those portions, of the aggregate outstanding principal balance of the Loans that will bear interest at the Adjusted Rate.”
          3.2 Loan Definition. The definition of “Loans” in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

\

“Loans’ shall mean, collectively, all Loans (whether Prime Loans, LIBOR Loans or Adjusted-Rate Loans) made by the Bank to the Borrower, under and pursuant to this Agreement.”
          3.3 Maturity Date Definition. The definition of “Maturity Date” in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:
“Maturity Date’ shall mean July 24, 2008, unless extended by the Bank pursuant to any modification, extension or renewal note executed by the Borrower and accepted by the Bank in its sole and absolute discretion in substitution for the Revolving Note.”
          3.4 Annual Principal Payments. Section 2.1(c) is hereby deleted in its entirety and the following inserted in its stead:
     “(i) Annual Principal Payments. The Borrower shall make principal payments such that a total aggregate principal amount equal to Six Hundred Seventy Two Thousand Dollars ($672,000) shall be paid each calendar year by or on November 30 of such year.
     (ii) Additional Mandatory Principal Payments. All Loans hereunder shall be repaid by the Borrower on the Maturity Date, unless payable sooner pursuant to the provisions of this Agreement. If the Borrower chooses not to convert any Loan which is a LIBOR Loan to a Prime Loan as provided in Section 2.2(b) and Section 2.2(c), then such Loan shall be immediately due and payable on the last Business Day of the then existing Interest Period or on such earlier date as required by law, all without further demand, presentment, protest or notice -of any kind, all of which are hereby waived by the Borrower.
     (iii) Optional Prepayments. In addition to the payments provided under Section 2.1(c) (i) and (ii) above, the Borrower may from time to time prepay the Loans which are Prime Loans, in whole or in part, without any prepayment penalty whatsoever, subject to the following conditions: (i) each partial prepayment shall be in an amount equal to $10,000.00 or a higher integral multiple -of $5,000; and (ii) any prepayment of the entire principal balance of the Prime Loans shall include accrued interest on such Prime Loans to the date of such prepayment and payment in full of all other Obligations (other than the LIBOR Loans), then due and payable.
     (iv) Adjusted-Rate Loan Prepayments. Notwithstanding anything to the contrary contained herein, the principal balance of any Adjusted-Rate Loan may not be prepaid in whole or in part at any time. If, for any reason, an Adjusted-Rate Loan is paid prior to the last Business Day of any Applicable Period, the Borrower agrees to indemnify the Bank against any loss (including any loss on redeployment of the funds repaid), cost or expense incurred by the Bank as a result of such prepayment.”
          3.5 Interest Rate Options. The first paragraph of Section 5 of the Loan Agreement is hereby deleted in its entirety and the following inserted in its stead:
“Each Loan shall be made available to the Borrower upon its request, from any Person whose authority to so act has not been revoked by the Borrower in writing previously received by the Bank. Each Loan may be advanced as a Prime Loan, a LIBOR Loan or an Adjusted-Rate Loan. A request for a Prime Loan must be received no later than 11:00 a.m. Chicago, Illinois time, on the day it is to be funded. A request for a LIBOR Loan or an Adjusted-Rate Loan must be received by no later than 11:00 a.m. Chicago, Illinois time, three Business Days before the day it is to be funded. Such request shall specify the requested Interest Period or Applicable Period. If for any reason the Borrower shall fail to select timely an Interest Period or Applicable Period for an existing LIBOR Loan or Adjusted-Rate Loan, then such LIBOR Loan or Adjusted-Rate Loan shall be immediately converted to a Prime Loan on the last Business Day of the then existing Interest Period or Applicable Period, all without demand, presentment, protest or notice of any kind, all of which ate hereby waived by the Borrower. The proceeds of each Prime Loan, LIBOR Loan or Adjusted-Rate Loan shall be made available at the office of the Bank by credit to the account of the Borrower or by other means requested by the Borrower and acceptable to the Bank.”
          3.6 Financial Covenants. The following new Sections 8.6 and 8.7 shall be added to the Loan Agreement:
          8.6 Financial Covenants. The Borrower shall cause Metrobank, N.A. to:
          (a) maintain such capital as is necessary to cause Metrobank, N.A. to be well capitalized in accordance with the regulations of the Federal Reserve System (“FRS”) and any requirements or conditions that the FRS has or may impose on Metrobank, N.A.;
          (b) maintain such capital as is necessary to cause Metrobank, N.A. to be classified as a “well capitalized” institution in accordance with the regulations of the Federal Deposit Insurance Corporation (“FDIC”), currently measured on the basis of information filed in the quarterly Call Reports as follows:
          (i) Total Capital to Risk-Weighted Assets of not less than 10.0%;
          (ii) Tier 1 Capital to Risk-Weighted Assets of not less than 6.0%; and
          (iii) Tier 1 Capital to average Total Assets of not less than 5.0%. For purposes of this clause, the average Total Assets shall be determined on the basis of information contained in the preceding four (4) Call Reports.
          (c) cause the ratio of nonperforming loans to the primary capital of Metrobank, N.A. to be not more than twenty percent (20.00%) at all times. For purposes of this clause, “primary capital” shall mean the sum of the common stock, surplus and retained earning accounts plus the reserve for loan and lease losses, and “nonperforming loan” shall mean the sum of all non-accrual loans and loans on which any payment is ninety (90) or more days past due;
          (d) cause the ratio of the loan and lease loss reserve to the total loans of Metrobank, N.A., adjusted to remove the 98% government guarantee on student loans, to be not less than one percent (1%) at all times; and
          (e) cause the ratio of net charge offs to average loans of Metrobank, N.A. to be less than or equal to 0.30% on an annual basis; and

          (f) cause the ratio of Metrobank, N.A.’s net income to average total assets to be greater than or equal to 0.75% on an annual basis.
    8.7 Indebtedness . The Borrower shall not, either directly or indirectly, create, assume, incur or have outstanding any indebtedness except as described in the Exhibit “C” attached hereto and made a part hereof.
          3.7 Revolving Note. All references in the Loan Agreement to the Revolving Note in the form of Exhibit “A” to the Loan Agreement shall be deemed to be references to the Replacement Revolving Note in the form of Exhibit “A” attached hereto and made a part hereof (the “Replacement Revolving Note”).
          3.8 Indebtedness. All references to Exhibit “C” in the Loan Agreement shall be to the Exhibit “C” attached hereto and made a part hereof.
4. REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this First Amendment, the Borrower hereby certifies, represents and warrants to the Bank that:
          4.1 Authorization. The Borrower is duly authorized to execute and deliver this First Amendment and is and will continue to be duly authorized to borrow monies under the Loan Agreement, as amended hereby, and to perform its obligations under the Loan Agreement, as amended hereby.
          4.2 No Conflicts. The execution and delivery of this First Amendment and the performance by the Borrower of its obligations under the Loan Agreement, as amended hereby, do not and will not conflict with any provision of law or of the articles of incorporation or bylaws of the Borrower or of any agreement binding upon the Borrower.
          4.3 Validity and Binding Effect. The Loan Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.
          4.4 Compliance with Loan Agreement. The representation and warranties set forth in Section 6 of the Loan Agreement, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to the Bank and except for such changes as are specifically permitted under the Loan Agreement. In addition, the Borrower has complied with and is in compliance with all of the covenants set forth in the Loan Agreement, as amended hereby, including, but not limited to, those set forth in Section 8.6 thereof.
          4.5 No Event of Default. As of the date hereof, no Event of Default under Section 9 of the Loan Agreement, as amended hereby, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred or is continuing.
5. CONDITIONS PRECEDENT. This First Amendment shall become effective as of the date above first written after receipt by the Bank of the following documents:
          5.1 First Amendment. This First Amendment executed by the Borrower and the Bank.

          5.2 Replacement Revolving Note. A Replacement Revolving Note dated as of November 30, 2001 in the maximum principal amount of Ten Million and 00/100 Dollars ($10,000,000.00), executed by the Borrower and made payable to the order of the Bank, in the form of Exhibit “A” attached hereto.
          5.3 Resolutions. A certified copy of resolutions of the Board of Directors and/or shareholders of the Borrower authorizing the execution, delivery and performance of this First Amendment and the related loan documents.
          5.4 Other Documents. Such other documents, certificates and/or opinions of counsel as the Bank may request.
6. GENERAL.
          6.1 Governing Law; Severability. This First Amendment shall be construed in accordance with and governed by the laws of Illinois. Wherever possible each provision of the Loan Agreement and this First Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Agreement and this First Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Loan Agreement and this First Amendment.
          6.2 Successors and Assigns. This First Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank.
          6.3 Continuing Force and Effect of Loan Documents. Except as specifically modified or amended by the terms of this First Amendment, all other terms and provisions of the Loan Agreement and the other Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect. The Borrower, by execution of this First Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Loan Agreement and the other Loan Documents.
          6.4 References to Loan Agreement. Each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof’, or words of like import, and each reference to the Loan Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Loan Agreement, as amended hereby.
          6.5 Expenses. The Borrower shall pay all costs and expenses in connection with the preparation of this First Amendment and other related loan documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of the Bank or any affiliate or parent of the Bank. The Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this First Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay-in paying or omission to pay such costs and expenses.
          6.6 Counterparts. This First Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Loan Agreement as of the date first above written.

METROCORP, INC. a Delaware corporation
ATTEST:

/s/ John R. McEvoy, Jr.	/s/ Gary D. Andersen, President

Vice President/Cashier

LASALLE BANK NATIONAL ASSOCIATION, a national banking association

/s/ Delmar Rogers, Jr., First VP

SECOND AMENDMENT TO LOAN AGREEMENT
     This SECOND AMENDMENT TO LOAN AGREEMENT dated as of August 5, 2002 (the “Second Amendment”), is entered into by and between METROCORP, INC., a Delaware corporation (the “Borrower”), whose address is 1523 8th Street, East Moline, Illinois 61244 and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”), whose address is 135 South LaSalle Street, Chicago, Illinois 60603.
RECITALS:
     A. The Borrower and the Bank entered into that certain Loan Agreement dated as of November 1, 2001 as amended by a First Amendment dated as of November 30, 2001 (the “Loan Agreement”), pursuant to which Loan Agreement the Bank has made a Revolving Loan to the Borrower evidenced by that certain Replacement Revolving Note dated as of November 30, 2001 in the maximum principal amount of Ten Million and 00/100 Dollars ($10,000,000.00), executed by the Borrower and made payable to the order of the Bank (the “Revolving Note”).
     B. At the present time the Borrower requests, and the Bank is agreeable to a reduction of the loan commitment and the deletion of the fixed-rate option pursuant to and conditioned on the terms and conditions hereinafter set forth.
     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:
AGREEMENTS:
     1. RECITALS. The foregoing Recitals are hereby made a part of this Second Amendment.
     2. DEFINITIONS. Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Loan Agreement.
     3. AMENDMENTS TO THE LOAN AGREEMENT.
          3.1 Loan Commitment. The definition of “Loan Commitment” is hereby deleted in its entirety and the following inserted in its stead;
“‘Loan Commitment’ shall mean Eight Million and 00/100 Dollars ($8,000,000).”
          3.2 Fixed Rate Definitions. The definitions of “Adjusted Rate” and “Adjusted-Rate Loan or Adjusted-Rate Loans” shall be deleted from Section 1.1 of the Loan Agreement.
          3.3 Loan Definition. The definition of “Loans” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following inserted in its stead:
“‘Loans’ shall mean, collectively, all Loans (whether Prime Loans or LIBOR Loans) made by the Bank to the Borrower, under and pursuant to this Agreement.”
          3.4 Adjusted-Rate Loan Prepayments. Section 2.1(c)(iv) is hereby deleted in its entirety.

          3.5 Interest Rate Options. The first paragraph of Section 5 of the Loan Agreement is hereby deleted in its entirety and the following inserted in its stead:
“Each Loan shall be made available to the Borrower upon its request, from any Person whose authority to so act has not been revoked by the Borrower in writing previously received by the Bank. Each Loan may be advanced as a Prime Loan or a LIBOR Loan. A request for a Prime Loan must be received no later than 11:00 a.m. Chicago, Illinois time, on the day it is to be funded. A request. for a LIBOR Loan must be received by no later than 11:00 a.m. Chicago, Illinois time, three Business Days before the day it is to be funded. Such request shall specify the requested Interest Period. If for any reason the Borrower shall fail to select timely an Interest Period for an existing LIBOR Loan, then such LIBOR Loan shall be immediately converted to a Prime Loan on the last Business Day of the then existing Interest Period, all without demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower. The proceeds of each Prime Loan or LIBOR Loan shall be made available at the office of the Bank by credit to the account of the Borrower or by other means requested by the Borrower and acceptable to the Bank.”
          3.6 Revolving Note. All references in the Loan Agreement to the Revolving Note in the form of Exhibit “A” to the Loan Agreement shall be deemed to be references to the Replacement Revolving Note in the form of Exhibit “A” attached hereto and made a part hereof.
     4. REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Second Amendment, the Borrower hereby certifies, represents and warrants to the Bank that:
          4.1 Authorization. The Borrower is duly authorized to execute and deliver this Second Amendment and is and will continue to be duly authorized to borrow monies under the Loan Agreement, as amended hereby, and to perform its obligations under the Loan Agreement, as amended hereby.
          4.2 No Conflicts. The execution and delivery of this Second Amendment and the performance by the Borrower of its obligations under the Loan Agreement, as amended hereby, do not and will not conflict with any provision of law or of the articles of incorporation or bylaws of the Borrower or of any agreement binding upon the Borrower.
          4.3 Validity and Binding Effect. The Loan Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.
          4.4 Compliance with Loan Agreement. The representation and warranties set forth in Section 6 of the Loan Agreement, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to the Bank and except for such changes as are specifically permitted under the Loan Agreement. In addition, the Borrower has complied with and is in compliance with all of the covenants set forth in the Loan Agreement, as amended hereby, including, but not limited to, those set forth in Section 8.6 thereof.
          4.5 No Event of Default. As of the date hereof, no Event of Default under Section 9 of the Loan Agreement, as amended hereby, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred or is continuing.

     5. CONDITIONS PRECEDENT. This Second Amendment shall become effective as of the date above first written after receipt by the Bank of the following documents:
          5.1 Second Amendment. This Second Amendment executed by the Borrower and the Bank.
          5.2 Replacement Revolving Note. A Replacement Revolving Note dated as of August 5, 2002 in the maximum principal amount of Eight Million and 00/100 Dollars ($8,000,000.00), executed by the Borrower and made payable to the order of the Bank, in the form of Exhibit “A” attached hereto.
          5.3 Resolutions. A certified copy of resolutions of the Board of Directors and/or shareholders of the Borrower authorizing the execution, delivery and performance of this Second Amendment and the related loan documents.
          5.4 Other Documents. Such other documents, certificates and/or opinions of counsel as the Bank may request.
     6. GENERAL.
          6.1 Governing Law; Severability. This Second Amendment shall be construed in accordance with and governed by the laws of Illinois. Wherever possible each provision of the Loan Agreement and this Second Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Agreement and this Second Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Loan Agreement and this Second Amendment.
          6.2 Successors and Assigns. This Second Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank.
          6.3 Continuing Force and Effect of Loan Documents. Except as specifically modified or amended by the terms of this Second Amendment, all other terms and provisions of the Loan Agreement and the other Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect. The Borrower, by execution of this Second Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Loan Agreement and the other Loan Documents.
          6.4 References to Loan Agreement. Each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof’, or words of like import, and each reference to the Loan Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Loan Agreement, as amended hereby.
          6.5 Expenses. The Borrower shall pay all costs and expenses in connection with the preparation of this Second Amendment and other related loan documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of the Bank or any affiliate or parent of the Bank. The Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Second Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

          6.6 Counterparts. This Second Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.
     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Loan Agreement as of the date first above written.

ATTEST:	METROCORP, INC. a Delaware corporation

/s/ John R. McEvoy, Jr.	/s/ Gary D. Andersen, President

Vice President/Cashier

LASALLE BANK NATIONAL ASSOCIATION, a national banking association

/s/ Delmar Rogers, Jr., First VP